Exhibit 99.1

Ignyta Announces Interim Data from

RXDX-101 Phase I Clinical Trial at 2014 ESMO Congress

•	Well-tolerated, with no dose-limiting toxicities observed in intermittent or continuous dosing schedules evaluated to date

•	To date, one complete response in a patient with a ROS1 alteration, partial responses in five patients with each of TrkA, ROS1 and ALK alterations, and prolonged stable disease in two patients

September 28, 2014 8:00 AM Eastern Daylight Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), an oncology precision medicine biotechnology company, announced today that interim results from the first-in-human ALKA-372-001 Phase I clinical trial of RXDX-101, the company’s proprietary oral tyrosine kinase inhibitor targeting solid tumor indications, were presented in a poster discussion session at the 2014 Congress of the European Society for Medical Oncology (ESMO) in Madrid, Spain.

“We continue to be encouraged by the data we have seen to date from this Phase I clinical trial of RXDX-101, which has shown promising signs of antitumor activity and no dose-limiting toxicities,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “We recently observed our first complete response in the study, in a patient with ROS1-positive non-small cell lung cancer after two cycles of treatment. We have now also seen a total of five partial responses in patients with each of TrkA, ROS1 and ALK alterations and across three different tumor histologies, and another two patients with prolonged stable disease.”

“We are also in the early stages of dose escalation in evaluating two alternate dosing schedules in this clinical trial,” Dr. Lim continued. “Between those evaluations and the continuous daily dosing schedule we are assessing in our recently-initiated STARTRK-1 Phase I clinical trial of RXDX-101 under our U.S. IND, we are making solid progress toward the determination of a recommended Phase II dose of RXDX-101.”

The ALKA-372-001 dose escalation study was designed to determine the maximum tolerated dose (MTD) and recommended Phase II dose, as well as preliminary anti-cancer activity of single agent RXDX-101 in patients with solid tumors with molecular alterations in the TrkA, ROS1 or ALK tyrosine kinase receptors. In the initial dosing schedule, Schedule A (20 patients enrolled, 19 patients treated), for each of the first three weeks of each 28-day dosing cycle, patients received RXDX-101 for four consecutive days in fasted conditions, followed by three days without dosing. During the fourth week of each such dosing cycle, patients were not dosed. In dosing Schedule B (three patients treated), RXDX-101 was dosed once-daily for each day of each 28-day dosing cycle. In dosing Schedule C (three patients treated), patients received RXDX-101 for four consecutive days, followed by three days without dosing, in each week of each 28-day dosing cycle. In both Schedule B and Schedule C, RXDX-101 is administered in fed conditions.

As of the time of the September 2014 data cut-off for the presentation, the interim findings showed:

•	11 patients with ALK alterations had been dosed (seven of whom had received prior treatment with crizotinib), 11 patients with ROS1 alterations had been dosed, two patients with TrkA alterations had been dosed and one patient with no relevant molecular alteration was dosed;

•	No dose-limiting toxicities had been observed;

•	Only one severe possibly drug-related adverse event was observed, Grade 3 fatigue, which subsided with dose reduction;

•	Eight patients remained on active treatment across the three dosing schedules, with four patients having received 9 to 21 cycles of treatment; and

•	The following signs of antitumor activity were observed:

•	a patient with ROS1-positive non-small cell lung cancer (NSCLC) had a complete response, with the patient remaining active in the study (2 dosing cycles on Schedule C);

•	a patient with ALK-positive neuroblastoma had a partial response, with the patient remaining active in the study (21 dosing cycles on Schedule A);

•	a patient with ALK-positive NSCLC had a partial response, with the patient remaining active in the study (10 dosing cycles on Schedule A);

•	a patient with ROS1-positive NSCLC had a partial response, with the patient remaining active in the study (9 dosing cycles on Schedule A);

•	a patient with TrkA-positive metastatic colorectal cancer had a partial response (patient’s disease progressed after 4 dosing cycles on Schedule A); and

•	a patient with ROS1-positive NSCLC had a partial response, with the patient remaining active in the study (3 dosing cycles on Schedule C).

•	In addition, the following patients had prolonged stable disease:

•	a patient with ALK-positive NSCLC with brain metastases, with the patient remaining active in the study (18 dosing cycles on Schedule A); and

•	a patient with ROS1-deletion pancreatic cancer (patient’s disease progressed after 11 dosing cycles on Schedule A).

On Monday, September 29, 2014, Ignyta will file a Form-8-K with the U.S. Securities and Exchange Commission (SEC) containing the information presented at the ESMO Congress. The company’s SEC filings can be found on the company’s website at www.ignyta.com and on the SEC’s website at www.sec.gov.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a biotechnology company developing precision medicine with integrated Rx/Dx solutions for cancer patients. The company’s goal is to discover and develop revolutionary new drugs that target activated genes in cancer cells for the customized treatment of cancer patients. Ignyta’s present focus is on the development of RXDX-101, its proprietary oral tyrosine kinase inhibitor that targets multiple solid tumor indications, the development of its newly-licensed RXDX-103 and RXDX-104 kinase inhibitors, and advancing its novel Spark discovery programs that leverage its proprietary cancer genomic and epigenomic knowledge bases. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to promising signs of antitumor activity and other data from the ongoing Phase I/II clinical trial and progress toward the determination of a recommended Phase II dose of RXDX-101. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the potential for final results of the ongoing Phase I/II clinical trial of RXDX-101, or any future clinical trials, to differ from preliminary results; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; regulatory developments in the United States and foreign countries; Ignyta’s ability to develop, complete clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates, including reliance on its licensor Nerviano for the prosecution and maintenance of certain key intellectual property for all of Ignyta’s in-licensed product candidates; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko

CFO

858-255-5959

jc@ignyta.com

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